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                                                                    EXHIBIT 23.1



                               CONSENT OF COUNSEL


     We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement on Form SB-2, as originally filed on August 13, 1999. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Securities Act of 1333, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                               CAMHY KARLINSKY & STEIN LLP


New York, New York

April 18, 2000